EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule I3d-1 (k)(I) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule I3D (including amendments thereto) with respect to beneficial ownership of shares of Common Stock of Keryx Biopharmaceuticals, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The execution and filing of this Agreement shall not be construed as an admission that the undersigned Reporting Persons are a group, or have agreed to act as a group.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of the 10th of May 2018.

The Baupost Group, L.L.C.

By: /s/ Seth A. Klarman
Name: Seth A. Klarman
Title: Chief Executive Officer

Baupost Group GP, L.L.C.

By: /s/ Seth A. Klarman
Name: Seth A. Klarman
Title: Managing Member

Seth A. Klarman

By: /s/ Seth A. Klarman
Name: Seth A. Klarman